Exhibit 99.1

Baird Growth Stock Conference Presentation May 8, 2014

Forward-Looking Statements Some of the statements contained in this presentation constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” or “potential” or the negative of these words or similar words, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we expressly disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in the underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ significantly from any forward-looking statements, see the section entitled “Risk Factors” in the final prospectus related to our initial public offering, which was filed with the Securities and Exchange Commission on April 14, 2014, and subsequent filings with the Securities and Exchange Commission. This presentation contains statistics and other data that has been obtained from or compiled from information made available by third parties. We have not independently verified such statistics or data.

Powerful Long-Term Global Supply & Demand Dynamics 45.5% Projected Increase in Global Grain Demand by 2050 Nearly 30% more in developing world meat consumption per capita in 2030 > 400% in developing world GDP growth in 2060 >38% population growth in 2050 4.3% Projected Increase in Global Cropland Supply by 2050 Declining rates of new cropland addition Continued global water depletion 99 million acres of urban conversion (2030) _____________________ Sources: OECD, World Bank, FAO, U.S. Geological Survey

Attractive Investment Characteristics . Yield and crop optionality differentiate farmland from individual agricultural commodity investments . Since 1991, farmland has offered consistently positive annual returns and lower volatility, leading to significant cumulative outperformance (1) _____________________ Sources: NCREIF, SNL Financial, FactSET and Economic Research Service/USDA. (1991 = 100) Farmland Cumulative Returns vs. Corn & Soybeans 0 300 600 900 1,200 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 Farmland Corn Soybeans (1) (non-cumulative) Farmland Annual Returns vs. Corn & Soybeans (75%) 0% 75% 150% 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 Farmland Corn Soybeans

Attractive Investment Characteristics

- Farmland properties have regularly outperformed other real estate asset classes
- Since NCREIF began tracking farmland values in 1992, there has not been a year with negative total returns
- Since 2003, farmland has yielded total returns of 15.8%

2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
S&P 500 26.4%	Retail 23.0%	Farm 33.9%	Hotel 23.6%	Office 20.5%	Farm 15.8%	S&P 500 23.5%	Apartment 18.2%	Apartment 15.5%	Farm 18.6%	S&P 500 29.6%
Retail 17.1%	Farm 20.5%	Apartment 21.2%	Farm 21.2%	Timber 18.4%	Timber 9.5%	Farm 6.3%	Retail 12.8%	Farm 15.2%	S&P 500 13.4%	Farm 20.9%
Farm 9.7%	Apartment 13.0%	Industrial 20.3%	Office 19.1%	Hotel 18.1%	Retail (4.1%)	Timber (4.8%)	S&P 500 12.8%	Industrial 14.6%	Retail 11.6%	Retail 12.9%
Apartment 8.9%	Industrial 12.1%	Retail 20.0%	Industrial 17.0%	Farm 15.9%	Industrial (5.8%)	Retail (10.9%)	Office 11.7%	Retail 13.8%	Apartment 11.2%	Industrial 12.3%
Industrial 8.2%	Office 12.0%	Office 19.5%	Apartment 14.6%	Industrial 14.9%	Apartment (7.3%)	Apartment (17.5%)	Industrial 9.4%	Office 13.8%	Industrial 10.7%	Apartment 10.4%
Timber 7.7%	Timber 11.2%	Timber 19.3%	Timber 13.7%	Retail 13.5%	Office (7.3%)	Industrial (17.9%)	Hotel 9.0%	Hotel 11.8%	Office 9.5%	Office 9.9%
Hotel 6.1%	Hotel 10.2%	Hotel 19.0%	S&P 500 13.6%	Apartment 11.4%	Hotel (9.4%)	Office (19.1%)	Farm 8.8%	Timber 1.6%	Hotel 8.3%	Timber 9.7%
Office 5.7%	S&P 500 9.0%	S&P 500 3.0%	Retail 13.3%	S&P 500 3.5%	S&P 500 (38.5%)	Hotel (20.4%)	Timber (0.2%)	S&P 500 (0.0%)	Timber 7.8%	Hotel 7.7%

Source: National Council of Real Estate Investment Fiduciaries.

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Attractive Investment Characteristics Average Annual Returns and Standard Deviation : Farmland vs. Select Asset Classes _____________________ (1) Source: NCREIF (2013). (2) Source: Bloomberg. Annual returns of the MCSI US REIT INDEX (RMS) (3) Source: Bloomberg. S&P 500 returns include dividends (4) Source: The BofA Merrill Lynch US Corporate Index (C0A0) (5) Source: Bloomberg 12.2% 10.4% 9.8% 8.7% 8.7% 6.9% 6.2% 7.1% 20.0% 8.1% 8.4% 17.9% 6.6% 15.9% 5.0% 10.0% 15.0% 20.0% Farmland Total REIT Return Apartments All Commercial Real Estate S&P 500 Investment Grade Bonds Gold Annualized Returns Standard Deviation (1) (2) (3) (4) (5) . Price Appreciation + Current Yields = Powerful Total Returns Story (1995 - 2013) (1) (1)

Attractive Investment Characteristics Global Fundamentals Operating Environment Capital Markets Opportunity Vs. Real Estate Alternatives: .Near-zero Vacancy .Up-front Rent .Little or no Maintenance Capex .Supply Constraints .No Obsolescence .No Economic Depreciation Vs. Commodity Alternatives: .Current Yield .Crop Optionality .Productivity Gains .Long-term Drivers

Sustainable Rents with Room to Grow Corn Avg. 27% Soybean Avg. 39% 0% 10% 20% 30% 40% 50% 60% 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Corn Soybeans . Farmland rents remain in line with or below long term averages on several key metrics: . Vs. Crop Value . Vs. Farm Value . Vs. Overall Farm Profitability . Non-Rent Cash Costs US Corn Farmer Economics US Cropland Rent-to-Value -$100 $100 $300 $500 $700 $900 $ per acre Cash Expenses Rent Profit Revenue 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% _____________________ Source: USDA ERS, Commodity Costs and Returns (2013) _____________________ Source: USDA NASS (2013) _____________________ Source: Iowa State University Extension and Outreach Iowa Cash Rent as % of Gross Crop Revenue Avg. 4.0%

Our Focus on Primary Row Crops

- We focus on primary row crops because we believe this segment of the market generates the most attractive returns with a lower risk profile:
  - Essential components of the global food supply
  - Direct beneficiary of long-term global and economic trends
  - Crop optionality allows for flexibility over time

Description of Farmland Production Segment	2007 Market Value of U.S. Harvest Products Sold ($B)
Nursery, Greenhouse, Floriculture and Sod	$16.6
Permanent crops such as trees and vines Includes pears, peaches, apples, plums, figs, oranges, lemons, cherries, avocados, walnuts, pecans, almonds, pistachios and wine and table grapes	$19.0
Produce row crops produce fruits and vegetables annually Includes strawberries, raspberries, blackberries, cantaloupes, peppers, beans, peas, celery, melons, tomatoes, lettuce, cabbage, radicchio and other leaf produce	$14.7
Primary crops produce non-vegetable crops annually Includes corn, soybeans, wheat, rice, cotton, sugar cane, barley and beets Also includes irrigated hay and other forage	$93.3

Our Focus

Sources: FAO (The Resource Outlook to 2050), USDA Farm Census (2007)
(1) Products sold during the 2007 fiscal year

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Only Publicly Traded Company with a Focus on Primary Row Crops Our growth strategy provides multiple avenues to support and grow the bottom line with low cost of capital and high levels of operating leverage First-Mover Advantage . Highly efficient aggregator of primarily mid-sized farms, not always competing directly with other large institutions .Low cost of capital relative to individual farmers and institutional buyers .“First call” for broker relationships in key farming markets around the country .Attractive play for individual investors seeking modest, liquid exposure to farmland Tenant Value Creation .Farming is a highly fragmented industry, with relatively few operators enjoying true economies of scale .Over time, we expect to leverage our tenants’ buying power to create meaningful cost savings, supporting higher rent for the REIT and enhanced profitability and credit profile of our tenants .OP units provide unique tax-deferred currency

Acquisition Criteria & Process . Currently evaluating 15 properties representing 43,000 acres and approximately $151 million of estimated market value . We look for good land and good tenants . Improve farms and increase rents through improvements in drainage, irrigation, storage, input purchasing and agronomy and business management support Selecting the Property . Soil Quality .Water Availability .Climate .Market Access .Many Potential Tenants Selecting the Tenant . Experience and reputation .Financial stability and willingness to pay a competitive rental rate .Similar factors considered in sale- leaseback transactions .Existing leases with us .Active management of rent rolls is key to maximizing returns Executing on Acquisitions .Management has experience with both closing deals and getting to a “quick no” .Efficient diligence program makes use of local resources .Knowledge and network to avoid “out of town” pricing faced by many institutional buyers

High-Quality Portfolio of Farmland

FARMLAND PARTNERS

- 7,323 Acres located primarily in the "bread basket" heartland of the U.S.
  - 85.2% in Central Illinois
  - 11.2% in Eastern Nebraska
  - 3.6% in Colorado
- Highly productive land
- Access to abundant and replenishing water
- Multiple routes for grain export and transit, including via Mississippi/Illinois River System and rail lines
- Commercial-grade grain facilities in Illinois and Nebraska
- Contributed at $70 million, a substantial discount to private market value

Farmland Market	Acres	Estimated Average Private Market Value /Acre	Implied 2014 Rent Yield[2]
IL Region 3			
Excellent	2,554	$14,144	3.0%
Good	1,697	9,880	3.7%
Average	172	7,176	4.2%
IL Region 4			
Excellent	1,286	12,792	3.0%
Good	35	9,880	3.8%
Total Illinois	**5,744**	**$12,559**	**3.2%**
Nebraska	618	13,225	3.6%
Colorado[1]	961	1,610	6.2%
Total	**7,323**	**$11,012**	**3.3%**
Est. Average Private Market Value			**$81 million**

Note: See the final prospectus relating to our initial public offering for details on per acre comparable transaction values in 2012, 2013 and projected growth rates. Portfolio percentages and rent yields reflect proportion of 2014E Rent. Farmland valuation assumes 4.0% appreciation over mid-2013 values for IL and 15% appreciation over 2012 average comparable values for NE and CO.

(1) Based on Management's estimate

(2) Represents 2014 triple-net Contractual rent divided by comparable property values as disclosed in the Registration Statement on Form S-11.

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Contribution Value Analysis: Per Acre vs. Private and Public Comps $8,238 $9,880 $11,075 $13,225 $13,468 $24,406 $36,282 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 FPI Pro Forma for Colo. Acquisition Central IL "Good" FPI Post-IPO Eastern NE Central IL "Excellent" LAND LMNR Post-IPO enterprise value of $11,075 per acre is comparable to private market values for comparable farmland, and highlights FPI’s unique positioning relative to other public owners of agricultural real estate Value per Acre(1) _____________________ Note: See the final prospectus relating to our initial public offering for details on per acre comparable transaction values in 2012, 2013 and projected growth rates. Farmland values assume 4.0% appreciation over mid-2013 values for IL and 15% appreciation over 2012 average comparable values for NE . The Colorado portion of our portfolio, which comprises approximately 1.9% of 2014E Rent, is based on company estimates of approximately $1,600 per acre. Based on pro forma enterprise value at the midpoint of the offering range, enterprise value is calculated as market cap less net debt (1) Central IL “Good” and “Excellent” values represent averages of Illinois Region 3 and 4 for those classes of farmland per the Illinois Society of Professional Farm Managers and Rural Appraisers; Information from LAND and LMNR is based on information from public company filings as of March 19, 2014. Colorado acquisition was announced on April 21, 2014, and pro forma market cap was clalculated at IPO price

Acquisition Case Study Green Shade Represents FPI States at IPO Acquisition Date: Announced April 21 (Expected close on or before May 30) Location: Eastern Colorado (Burlington) Key Acquisition Metrics • 3,171 Acres ($2,409 per acre) • 4.81% Economic Capitalization Rate Key Lease Characteristics • Modified Net Lease • 3-year Term • Up-Front Annual Rent Tenant Overview • Sale-leaseback with owner-operator Burlington, CO Our first post-IPO transaction, the $7.64 million sale-leaseback acquisition of a primary row crop farm based in Eastern Colorado, delivers on multiple elements of our stated strategy